Exhibit 10.1

SEVENTH AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of April 27, 2022, by and between Silicon Valley Bank (“Bank”) and Sensus Healthcare, Inc. (f/k/a Sensus Healthcare, LLC), a Delaware corporation (“Borrower”), whose address is 851 Broken Sound Parkway NW, Suite 215, Boca Raton, FL 33487.

Recitals

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of September 21, 2016 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the amount of the Revolving Line, (ii) extend the maturity date, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.4 (Fees). Section 2.4(e) is amended in its entirety and replaced with the following:

(e) Revolving Line Facility Fee. A non-refundable facility fee of One Hundred Twenty-Five Thousand Dollars ($125,000), fully earned as of the Seventh Amendment Date, and payable as follows: (i) Sixty Two Thousand Five Hundred Thousand Dollars ($62,500), shall be due and payable on the Seventh Amendment Date, and (ii) Sixty Two Thousand Five Hundred Thousand Dollars ($62,500), shall be due and payable on the first anniversary of the Seventh Amendment Date (or any earlier termination of the Revolving Line);

2.1 Section 6.9 (Financial Covenants). Section 6.9(a) is amended in its entirety and replaced with the following:

(a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least 1.50 to 1.00.

2.2 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Non-Formula Amount” is an amount equal to (a) at all times that Borrower maintains an Adjusted Quick Ratio, tested monthly, of at least 1.75 to 1.00, Seven Million Five Hundred Thousand Dollars ($7,500,000), and (b) at all times that Borrower maintains an Adjusted Quick Ratio, tested monthly, of less than 1.75 to 1.00, Zero Dollars ($0).

“Revolving Line” is an aggregate principal amount equal to Fifteen Million Dollars ($15,000,000).

“Revolving Line Maturity Date” means the date that is two (2) years from the Seventh Amendment Date.

“Streamline Period” is any Subject Month for which Borrower maintained an Adjusted Quick Ratio of not less than 1.75 to 1.00 at all times during the applicable Testing Month.

2.3 Section 13 (Definitions). The following term and its definition are added to Section 13.1, in appropriate alphabetical order, as follows:

“Seventh Amendment Date” is April 27, 2022.

2.4 Exhibit B (Compliance Certificate). Exhibit B to the Loan Agreement is amended in its entirety and replaced with Exhibit B attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Electronic Execution of Documents. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of the facility fee in an amount equal to Sixty Two Thousand Five Hundred Thousand Dollars ($62,500) pursuant to Section 2.4(e)(i) of the Loan Agreement (as amended hereby), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Sensus Healthcare, Inc.

By:	/s/ Marina Mendes	By:	/s/ Javier Rampolla
Name:	Marina Mendes	Name:	Javier Rampolla
Title:	Senior Associate	Title:	Chief Financial Officer

[Signature Page to Seventh Amendment to

Second Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:______________
FROM:	SENSUS HEALTHCARE, INC.

The undersigned authorized officer of SENSUS HEALTHCARE, INC. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _____________with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Monthly within 30 days	Yes No
Borrowing Base Report	Monthly within 30 days	Yes No
A/R & A/P Agings, Deferred Revenue report	Monthly within 30 days	Yes No
Annual Financial Projections	FYE within 30 days and as updated	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.50:1.00	____:1.00	Yes No

Lockbox; Streamline Period; Non-Formula Availability		Applies
AQR ≥ 2.00:1.00*	No Lockbox Required; Streamline Period; Non-Formula = $7,500,000	Yes No
2.00:1.00 > AQR ≥ 1.75:1.00*	Lockbox Required; Streamline Period; Non-Formula = $7,500,000	Yes No
AQR < 1.75:1.00	Lockbox Required; Non-Streamline Period; Non-Formula = $0	Yes No

*	At all times during the applicable Testing Month

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Sensus Healthcare, Inc.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________

I.	Adjusted Quick Ratio

Required:	1.50:1.00 (For financial covenants)

2.00:1.00 (For Lockbox to not be required)

1.75:1.00 (For Streamline Period eligibility (at all times during the applicable Testing Month) and Non-Formula availability)

Actual:

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower maintained with Bank	$_______

B.	Aggregate value of the net billed accounts receivable of Borrower	$_______

C.	Quick Assets (the sum of lines A and B)	$_______

D.	Aggregate value of Obligations to Bank	$_______

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness and the current portion of Subordinated Debt, and not otherwise reflected in line D above that matures within one (1) year	$_______

F.	Current Liabilities (the sum of lines D and E)	$_______

G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$_______

H.	Line F minus line G	$_______

I.	Adjusted Quick Ratio (line C divided by line H)	___:1.00

Is line I equal to or greater than 1.50:1.00?

_____ No: Not in compliance	_____ Yes: In Compliance

Has line I been equal to or greater than 2.00:1.00 at all times during the term of this Agreement?

_____ No: Lockbox is required	_____ Yes: Lockbox is not required

Was line I equal to or greater than 1.75:1.00 at all times during the applicable Testing Month?

_____ No: Non-Streamline Period; Non-Formula = $0	_____ Yes: Streamline Period; Non-Formula = $7,500,000